UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 21, 2011

HEARTWARE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34256	26-3636023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

205 Newbury Street, Suite 101

Framingham, MA 01701

(Address of principal executive offices)

Registrant’s telephone number, including area code:

508.739.0950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On December 21, 2011, the Compensation Committee and Board of Directors definitively approved 2011 equity awards and 2012 merit adjustments in base salary for eligible employees, including named executive officers, or NEOS. Equity awards were in the form of restricted stock units vesting in equal installments on the following four anniversaries of the grant date. Mr. Godshall was awarded 36,000 units (subject to stockholder approval in accordance with ASX Listing Rules), Mr. LaRose was awarded 17,500 units and Mr. Schuermann was awarded 10,000 units. Merit adjustments for NEOs were based on a review of benchmarking data for similarly situated companies previously provided by Pearl Meyer, independent compensation consultants, as well as individual and corporate performance. Mr. Godshall’s base salary was increased from $500,000 to $525,000, Mr. LaRose’s from $315,000 to $324,000 and Mr. Schuermann’s from $275,000 to $289,000. Mr. McIntyre did not receive an equity award or merit adjustment in anticipation of his pending transition in job responsibilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.

Date: December 23, 2011	By:	/s/ Lawrence J. Knopf
Name: Lawrence J. Knopf
Title: Senior Vice President and General Counsel